Morgan Stanley Market Leader Trust
                     Item 77(o) 10f-3 Transactions
                  April 1, 2002 - September 30, 2002


Security Date of    Price    Shares  %of     Total         Purcha   Broker
         Purchase   Of       Purcha  Assets  Issued        sed
                    Shares   sed                           By
                                                           Fund
Premcor  04/29/02   $24.00   12,400  0.026%  $432,000,000  0.069%    Bear
                                                                    Stearn
                                                                       s